UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2013

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)  Not applicable.

(b) and (c)  Effective December 30, 2013, ImmunoGen, Inc. (referred to as “we” or “us” or “ImmunoGen”) appointed David B. Johnston as Executive Vice President and Chief Financial Officer, and designated him as our principal financial officer and principal accounting officer.

Additional biographical information concerning Mr. Johnston, age 58, is contained in our press release dated December 30, 2013, which is incorporated herein by reference.

Effective December 30, 2013, Daniel M. Junius, our President and Chief Executive Officer, ceased to be Acting Chief Financial Officer.

(d)  Not applicable.

(e)  Mr. Johnston’s base salary has been initially set at a rate of $350,000 per year.  He is also eligible for an annual cash bonus under our annual executive bonus program of up to 40% of annual base salary, prorated in the first year from his date of hire.

We also agreed to pay Mr. Johnston a sign-on bonus in the amount of $70,000.  If, within 12 months of his hire date, Mr. Johnston’s employment is terminated by us for cause or is terminated by Mr. Johnston for any reason other than death or disability, Mr. Johnston will be required to reimburse us for a portion of the sign-on bonus equal to $70,000 multiplied by a fraction.  The numerator of this fraction would be 365 minus the number of days Mr. Johnston was employed by us; its denominator would be 365.

The Compensation Committee of our Board of Directors awarded Mr. Johnston an option, effective December 30, 2013, to purchase 150,000 shares of our common stock under our 2006 Employee, Director and Consultant Equity Incentive Plan.  The exercise price of the option award is $15.08, which was the closing price of our common stock as reported on the NASDAQ Global Market on December 30, 2013.  This award will vest at a rate of one-quarter of the shares per year over four years, with vesting starting on December 30, 2014, provided that Mr. Johnston remains an employee or, in the case of non-qualified stock options, a director or consultant, as of each vesting date.  The award expires on December 30, 2023.  It will be subject to the other terms and conditions set forth in the forms of Stock Option Agreements that were filed with the Securities and Exchange Commission on August 29, 2012 as Exhibits 10.14(g) and 10.14(h) to our annual report on Form 10-K for the fiscal year ended June 30, 2012, and are incorporated herein by reference.

On December 30, 2013, we entered into an employment agreement with Mr. Johnston that provides that, if his employment is terminated by us without cause during the term of the agreement, he will be entitled to receive salary continuation benefits over a 12-month period following such termination, subject to a release of any claims against ImmunoGen.  The agreement continues in effect for a period of two years from its effective date, subject to automatic one-year extensions thereafter unless notice is given of our or Mr. Johnston’s intention not to extend the term of the agreement.  Salary continuation is not payable in circumstances where benefits are payable under the change in control severance agreement referred to below.

As an executive officer of ImmunoGen, Mr. Johnston has entered into a change in control severance agreement with us that is designed to compensate him for the loss of his position and loss of anticipated benefits under his unvested equity compensation awards following a change in control of ImmunoGen.  A summary of the material terms of this agreement is contained in our proxy statement for the 2013 annual meeting of shareholders under the heading “Potential Payments Upon Termination or Change in Control — Termination of Employment Following a Change in Control”, which was filed with the SEC on October 2, 2013, and which description is incorporated herein by reference.

(f)  Not applicable

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated December 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 31, 2013	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer